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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63926 on Form S-4, Registration Statement Nos. 333-72903 and 333-93893 on Form S-8, and Registration Statement No. 333-21692 on Form S-3 of Salton, Inc. of our reports relating to the financial statements of Salton, Inc. and management's report on the effectiveness of internal control over financial reporting dated September 28, 2005, appearing in the Annual Report on Form 10-K of Salton, Inc. for the year ended July 2, 2005.


Chicago, Illinois
September 28, 2005